Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 29, 2021, in the Registration Statement on Form S-1 and the related prospectus of Innovid Corp., with respect to the financial statements of ION ACQUISITION CORP 2 LTD as of December 31, 2020 and for the period from November 23, 2020 (the day of inception) through December 31, 2020.

Tel Aviv, Israel	/S/ KOST FORER GABBAY & KASIERER

December 20, 2021	A Member of Ernst & Young Global